EXHIBIT 23(d)(2)(a)

                             SUB-ADVISORY AGREEMENT



         THIS SUB-ADVISORY AGREEMENT is made as of the 25th day of June, 2001 ("Agreement"), among Morgan Keegan Select Fund, Inc., a Maryland corporation ("Morgan Keegan Select"), Morgan Asset Management, Inc., a Tennessee corporation ("Adviser") and T. S. J. Advisory Group, Inc., a Georgia corporation ("Sub-Adviser").

         WHEREAS, the Adviser has entered into an Investment Advisory and Administration Agreement dated June 25, 2001 ("Management Agreement") with Morgan Keegan Select, an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Morgan Keegan Select Financial Fund ("Fund") is a series of Morgan Keegan Select; and

         WHEREAS, under the Management Agreement, the Adviser has agreed to provide certain investment advisory and administrative services to the Fund; and

         WHEREAS, the Adviser is authorized under the Management Agreement to delegate its investment advisory responsibilities to one or more persons or companies; and

         WHEREAS, the Sub-Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Morgan Keegan Select, Adviser and the Sub-Adviser agree as follows:

         1. APPOINTMENT. Adviser hereby appoints and employs the Sub-Adviser as an investment sub-adviser, on the terms and conditions set forth herein, of the Fund.

         2. ACCEPTANCE OF APPOINTMENT. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         3.       DUTIES AS SUB-ADVISER.

         A. Subject to, and in accordance with, the supervision and direction of Morgan Keegan Select's Board of Directors ("Board") and of the Adviser, and all written guidelines adopted by the Board and/or the Adviser that are provided to the Sub-Adviser, the Sub-Adviser will provide a continuous investment program with respect to the Fund, including investment research and management for all securities and investments and cash equivalents in the Fund. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund. The Sub-Adviser will provide services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as

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stated in Morgan Keegan Select's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").

         B. The Sub-Adviser agrees that, in placing orders with brokers, it will seek to obtain the best net result in terms of price and execution; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, use brokers (including brokers that may be affiliates of the Sub-Adviser to the extent permitted by Section 3(c) hereof) who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. The Adviser recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

         C. The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Fund, and will furnish the Board and the Adviser with such periodic and special reports as the Board or the Adviser reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of Morgan Keegan Select, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for Morgan Keegan Select and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to Morgan Keegan Select any records that it maintains for the Fund upon request by Morgan Keegan Select.

         D. All transactions will be consummated by payment to or delivery by the custodian designated by Morgan Keegan Select (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund, and the Sub-Adviser shall not have possession or custody thereof. The Sub-Adviser shall advise the Custodian and confirm in writing to Morgan Keegan Select and to the Adviser or any other designated agent of the Fund, all investment orders for the Fund placed by it with brokers and dealers at the time and in the manner set forth in Rule 31a-1 under the 1940 Act. Morgan Keegan Select shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser.

         E. At such times as shall be reasonably requested by the Board or the Adviser, the Sub-Adviser will provide the Board and the Adviser with economic and investment analyses and reports as well as quarterly and annual reports setting forth the performance of the Fund and make available to the Board and


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Adviser any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

         F. In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

         4. FURTHER DUTIES. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with Morgan Keegan Select's Articles of Incorporation, By-Laws and Registration Statement and with the written instructions and written directions of the Board and the Adviser; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each, and all other federal and state laws and regulations applicable to Morgan Keegan Select and the Fund. The Adviser agrees to provide to the Sub-Adviser copies of Morgan Keegan Select's Articles of Incorporation, By-Laws, Registration Statement, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials as soon as practicable after such materials become available.

         5. PROXIES. The Sub-Adviser will vote all proxies solicited by or with respect to issuers of securities in which assets of the Fund may be invested from time to time. At the request of the Sub-Adviser, the Adviser shall provide the Sub-Adviser with its or Morgan Keegan Select's recommendations as to the voting of such proxies.

         6. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         7. COMPENSATION. For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, Adviser, not the Fund, will pay Sub-Adviser a sub-advisory fee in accordance with the attached Schedule A.

         8. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, Morgan Keegan Select, its shareholders or by the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its services and duties or from reckless disregard by it of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

         9. REPRESENTATIONS OF MORGAN KEEGAN SELECT. Morgan Keegan Select represents, warrants and agrees that:

         A. The Sub-Adviser has been duly appointed by the Adviser to provide investment services to the Fund Account as contemplated hereby.



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         B. Morgan Keegan Select will deliver to the Sub-Adviser a true and complete copy of the Fund's Registration Statement as effective from time to time and such other documents or instruments governing the investment of the Fund and such other information as is necessary for the Sub-Adviser to carry out its obligations under this Agreement.

         C. Morgan Keegan Select is currently in compliance and shall at all times continue to comply with the requirements imposed upon Morgan Keegan Select by applicable law and regulations.

         10. REPRESENTATIONS OF ADVISER. The Adviser represents, warrants and agrees that:

         A. The Adviser has been duly authorized by the Board of Directors of Morgan Keegan Select to delegate to the Sub-Adviser the provision of investment services to the Fund as contemplated hereby.

         B. The Adviser is currently in compliance and shall at all times continue to comply with the requirements imposed upon the Adviser by applicable law and regulations.

         11. REPRESENTATIONS OF SUB-ADVISER. The Sub-Adviser represents, warrants and agrees as follows:

         A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. The Sub-Adviser will also immediately notify the Fund and the Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

         B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Sub-Adviser shall certify to the Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.



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         C. The Sub-Adviser has provided Morgan Keegan Select and the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Morgan Keegan Select and the Adviser at least annually.

         D. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

         E. The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with Morgan Keegan Select, the Fund, the Adviser or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Adviser.

         12. SERVICES NOT EXCLUSIVE. The Sub-Adviser has notified Morgan Keegan Select and the Adviser of any investment companies registered under the 1940 Act to which it provides investment advisory services, and the Sub-Adviser will not without the written consent of the Adviser and Morgan Keegan Select, provide investment advisory services to any investment company registered under the 1940 Act other than those it provides such services to as of the date of this agreement. The services furnished by the Sub-Adviser hereunder are not to be deemed to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others, except as noted above and as prohibited by applicable law or agreed upon in writing among the Sub-Adviser and the Adviser, Morgan Keegan Select or the Fund.

         13. CONFIDENTIALITY. Subject to the duty of the Sub-Adviser and the Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all material non public information pertaining to the Fund and the actions of the Sub-Adviser, the Adviser and the Fund in respect thereof.

         14.      EFFECTIVE DATE; TERM.

         This Agreement shall continue in effect for two years and from year to year thereafter only so long as specifically approved annually by (i) vote of a majority of those directors of Morgan Keegan Select who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

         15. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Sub-Adviser, and this Agreement shall terminate automatically in event of such assignment. The Sub-Adviser will notify the Adviser of any change of control of the Sub-Adviser, including any change of its controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change. The Sub-Adviser agrees to bear all reasonable expenses of the Fund, if any, arising out of such change in control.

         16. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser, Morgan Keegan Select and the Adviser


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and, where required by the 1940 Act, the shareholders of the Fund in the manner required by the 1940 Act and the rules thereunder.

         17.      TERMINATION.  This Agreement:

                  A. may at any time be terminated without payment of any penalty by Morgan Keegan Select (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser and Sub-Adviser;

                  B. shall immediately terminate in the event of its "assignment" or upon termination of the Management Agreement as it relates to the Fund.

                  C. may be terminated by the Advisor on sixty (60) days' written notice to the Sub-Adviser and Morgan Keegan Select;

                  D. may be terminated by the Sub-Adviser at any time after a year from the date of this agreement on sixty
                           (60) days' written notice to the Advisor and Morgan Keegan Select; and


         18. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "interested person," "assignment," "broker," "control," "interested person," "investment adviser," "net assets," "sale," "sell," "security," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

         19. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other parties to this Agreement at their principal place of business.

         20. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         21. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the State of Maryland.

         22. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement and the Schedule(s) attached


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hereto embody the entire agreement and understanding among the parties. This
Agreement may be signed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first-above written.




                                    MORGAN KEEGAN SELECT FUND, INC.

Attest:

By:  /s/ Linda J. Harwood           By:  /s/ Charles D. Maxwell
    ---------------------------         -----------------------------
                                        Secretary/Assistant Treasurer

                                    MORGAN ASSET MANAGEMENT, INC.
                                    50 North Front Street
                                    Memphis, Tennessee 38103
Attest:

By:  /s/ Linda J. Harwood           By:  /s/ Charles D. Maxwell
    ---------------------------         -----------------------------
                                    Treasurer/Secretary


                                    T. S. J. ADVISORY GROUP, INC.

                                    3650 Mansell Road
                                    Alpharetta, Georgia 30022
Attest:

By:  /s/ Pamela R. Marlin           By:  /s/ W. James Stokes
    ---------------------------         -----------------------------
                                        Title: William James Stokes, President





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                                   SCHEDULE A

                                SUB-ADVISORY FEES
                                  FEE SCHEDULE


           Fund                                    Annualized % of average
           ----                                        daily net assets
                                                       ----------------
Morgan Keegan Select Financial Fund                           0.75%

         This sub-advisory fee shall be payable quarterly as soon as practicable after the last day of each quarter based on the average of the daily values placed on the net assets of the Morgan Keegan Select Financial Fund ("Fund") as determined at the close of business on each day throughout the quarter. The assets of the Fund will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the quarter or, if Morgan Keegan Select Fund, Inc. ("Morgan Keegan Select") lawfully determines the value of the net assets of the Fund as of some other time on each business day, as of such time. The first payment of such fee shall be made as promptly as possible at the end of the quarter next succeeding the effective date of this Agreement. In the event that T . S. J. Advisory Group, Inc.'s ("Sub-Adviser") right to such fee commences on a date other than the last day of the quarter, the fee for such quarter shall be based on the average daily assets of the Fund in that period from the date of commencement to the last day of the quarter. If Morgan Keegan Select determines the value of the net assets of the Fund more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of Morgan Keegan Select's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of the Fund is suspended for any particular business day, then the value of the net assets of the Fund on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of the Fund has been suspended for more than one quarter, the Sub-Adviser's compensation payable at the end of that quarter shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such quarter).







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